Exhibit 4.11

EXECUTION VERSION

SEVENTH SUPPLEMENTAL INDENTURE

among

UNIVAR INC.

as Issuer

THE GUARANTORS LISTED ON SIGNATURE PAGES HEREOF

as Guarantors

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

March 27, 2013

THIS SEVENTH SUPPLEMENTAL INDENTURE (this “Seventh Supplemental Indenture”) is entered into as of March 27, 2013 among Univar Inc. (the “Issuer”), the Guarantors listed on the signature pages hereof and Wells Fargo Bank, National Association (the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Indenture (as defined below).

RECITALS

WHEREAS, the Issuer, the guarantors listed on signature pages thereto and the Trustee entered into the Indenture, dated as of October 11, 2007 (as amended by the First Supplemental Indenture, dated as of October 19, 2007, the Second Supplemental Indenture, dated as of September 20, 2010, the Third Supplemental Indenture, dated as of November 15, 2010, the Fourth Supplemental Indenture, dated as of December 20, 2010, the Fifth Supplemental Indenture, dated as of October 1, 2012, the Sixth Supplemental Indenture, dated as of February 4, 2013 and as may be further amended, supplemented or modified from time to time, the “Indenture”), relating to the Issuer’s 12% Senior Subordinated Notes due 2017 (the “Securities”);

WHEREAS, the Issuer wishes to make certain amendments to various provisions of the Indenture;

WHEREAS, on or prior to the date hereof, the Trustee has received an Opinion of Counsel and Officers’ Certificate pursuant to Sections 9.06 and 13.04 of the Indenture with respect to the amendments to the Indenture that are to become effective on the date of this Seventh Supplemental Indenture; and

WHEREAS, pursuant to Section 9.02 of the Indenture, the Issuer has obtained duly authorized written consent, attached hereto as Exhibit A, to the proposed amendments from the Holders holding the entire aggregate principal amount of the outstanding Securities.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Seventh Supplemental Indenture hereby agree as follows:

Section 1.

Definitions

Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

2

Section 2.

Amendments

(a) All references to “12% Senior Subordinated Notes due 2017” in the Indenture and the Exhibits shall be replaced with the references to “10.5% Senior Subordinated Notes due 2017.”

(b) Section 1.01 of the Indenture is amended by adding the following definitions in appropriate alphabetical order:

“2013 Applicable Premium” means, with respect to any Security at any redemption date after the Seventh Supplemental Indenture Effective Date and prior to September 27, 2013, the excess of (A) the present value at such time of (1) the redemption price of such Security on September 27, 2013 (such redemption price being 106%) plus (2) all required interest payments due on such Security through the date of redemption (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points and applied quarterly, over (B) the principal amount of such Security on the date of redemption; provided, however, that in no event shall the 2013 Applicable Premium be less than zero.”

“Seventh Supplemental Indenture” means the Supplemental Indenture, dated as of March 27, 2013, among the Issuer, the Guarantors and the Trustee.

“Seventh Supplemental Indenture Effective Date” means the first date on which all conditions set forth in Section 3 of the Seventh Supplemental Indenture are satisfied, as evidenced by the Officers’ Certificate delivered pursuant to the Seventh Supplemental Indenture.

(c) Section 1.01 of the Indenture is amended by amending and restating the definition of “Senior Credit Facility”, to read in its entirety:

“Senior Credit Facility” means collectively the Term Loan Credit Agreement and the ABL Credit Agreement dated as of the Closing Date among Holdco, the Issuer, the Issuer’s Restricted Subsidiaries and the financial institutions named therein, and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time (including, for the avoidance of doubt, by the Fourth Amended and Restated Term Loan Credit Agreement and Amendment No. 5 to ABL Credit Agreement, each dated as of February 22, 2013), or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

(d) Section 1.01 of the Indenture is amended by amending and restating the definition of “Treasury Rate”, to read in its entirety:

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to (x) January 1, 2013, in the case of the Applicable Premium, or (y) September 27, 2013, in the case of the 2013 Applicable Premium; provided, however, that if the period from the redemption date to (x) January 1, 2013, in the case of the Applicable Premium, or (y) September 27, 2013, in the case of the 2013 Applicable Premium, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to (x) January 1, 2013, in the case of the Applicable Premium, or (y) September 27, 2013, in the case of the 2013 Applicable Premium, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

(e) Section 2.01(a) of the Indenture is amended by adding the following sentence at the end thereof:

“On the Seventh Supplemental Indenture Effective Date, each outstanding Security shall be affixed with a sticker substantially in the form of Exhibit B attached to the Seventh Supplemental Indenture.”

(f) Section 3.07(a) of the Indenture is amended by adding the following proviso at the end thereof:

“; and, provided, further, that, notwithstanding anything herein to the contrary, during the period after the Seventh Supplemental Indenture Effective Date and prior to September 27, 2013, the Securities can only be redeemed at the Issuer’s option at the redemption price equal to the sum of the principal amount of the Securities being redeemed, plus all accrued and unpaid interest thereon, plus the 2013 Applicable Premium.”

(g) Exhibit A to the Indenture is amended in its entirety by replacing it with the Form of Security attached hereto as Exhibit C.

Section 3.

Conditions to Effectiveness

This Seventh Supplemental Indenture shall become effective, on the date (the “Seventh Supplement Indenture Effective Date”) on which the Issuer shall have delivered an Officers’ Certificate to the Trustee stating that all conditions precedent set forth in this Section 3 have been satisfied and such confirmation has been ratified by the Holders in writing. Upon the effectiveness of this Seventh Supplemental Indenture, the Indenture shall be supplemented in accordance herewith, and this Seventh Supplemental Indenture shall form part of the Indenture for all purposes, and the Trustee, the Issuer and the Guarantors shall be bound hereby and thereby.

(a) Counterparts. This Seventh Supplemental Indenture shall have been executed by all parties thereto and delivered to the Holders and the Trustee.

(b) Deliveries to the Trustee. The Trustee shall have received an Opinion of Counsel and Officers’ Certificate pursuant to Sections 9.06 and 13.04 of the Indenture.

Section 4.

Miscellaneous

(a) THE INTERNAL LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANY OTHER STATE) SHALL GOVERN AND BE USED TO CONSTRUE THIS SEVENTH SUPPLEMENTAL INDENTURE.

(b) The Issuer agrees to pay the Holders, the Trustee and their respective counsel all fees and expenses in connection with this Seventh Supplemental Indenture and the transactions contemplated hereby required to be paid by it pursuant to the Indenture and the Note Purchase Agreement.

(c) This Seventh Supplemental Indenture may be signed in various counterparts, which together will constitute one and the same instrument. Each signed copy shall be an original, but all of them together represent the same agreement.

(d) This Seventh Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Seventh Supplemental Indenture will henceforth be read together.

(e) Except as amended hereby, each provision of the Indenture shall remain in full force and effect and, as amended hereby, the Indenture is in all respects agreed to, ratified, and confirmed by the Issuer, the Guarantors and the Trustee. The consent of the Holders to this Seventh Supplemental Indenture shall not constitute an amendment or waiver of any provision of the Indenture except to the extent expressly set forth herein, and shall not be construed as a waiver of or consent to any further or future action on the part of the Issuer or any Guarantor or waiver of any Default or Event of Default, except to the extent expressly set forth herein.

(f) Each Guarantor hereby reaffirms its obligations under its Guarantee and under Article 11 of the Indenture each as hereby amended by this Seventh Supplemental Indenture. The Issuer and each Guarantor hereby reaffirms its obligations under the Registration Rights Agreement.

(g) If any court of competent jurisdiction shall determine that any provision in this Seventh Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2. The Trustee accepts the amendments of the Indenture effected by this Seventh Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer, or for or with respect to (i) the validity or sufficiency of this Seventh Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer and the Guarantors by action or otherwise, (iii) the due execution hereof by the Issuer and the Guarantors or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the date first above written.

UNIVAR INC.
as Issuer

By:
Name:	Thomas P. Martin
Title:	Vice President - Treasurer

CHEMPOINT.COM INC. as Guarantor

By:
Name:	Thomas P. Martin
Title:	Vice President - Treasurer

UNIVAR USA INC. as Guarantor

By:
Name:	Thomas P. Martin
Title:	Vice President - Treasurer

UNIVAR HOLDCO LLC as Guarantor

By:
Name:	Thomas P. Martin
Title:	Treasurer

UNIVAR HOLDCO III LLC as Guarantor

By:
Name:	Thomas P. Martin
Title:	Treasurer

MAGNABLEND HOLDINGS, INC. as Guarantor

By:
Name:	Thomas P. Martin
Title:	Treasurer

[Signature Pages to the Seventh Supplemental Indenture - 2017 Notes]

MAGNABLEND, INC.
as Guarantor

By:
Name:	Thomas P. Martin
Title:	Treasurer

PMF CAPITAL, LLC as Guarantor

By:
Name:	Thomas P. Martin
Title:	Treasurer

[Signature Pages to the Seventh Supplemental Indenture - 2017 Notes]

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

By:
Name:	Richard Prokosch
Title:	Vice President

EXHIBIT A

FORM OF CONSENT TO SEVENTH SUPPLEMENTAL INDENTURE

March 27, 2013

Pursuant to Section 9.02 of the Indenture, the undersigned Holders, constituting the Holders of the entire aggregate principal amount of the Securities, hereby consent to the amendment of the Indenture, dated as of October 11, 2007 (as amended by the First Supplemental Indenture, dated as of October 19, 2007, as further amended by the Second Supplemental Indenture, dated as of September 20, 2010, as further amended by the Third Supplemental Indenture, dated as of November 15, 2010, as further amended by the Fourth Supplemental Indenture, dated as of December 20, 2010, as further amended by the Fifth Supplemental Indenture, dated as of October 1, 2012, as further amended by the Sixth Supplemental Indenture, dated as of February 4, 2013 and as may be further amended, supplemented or modified from time to time, the “Indenture,” capitalized terms used herein without definition shall have the meanings ascribed to such terms therein), among Univar Inc. (the “Issuer”), the Guarantors listed on the signature pages hereof and Wells Fargo Bank, National Association (the “Trustee”) in the manner set forth in the Seventh Supplemental Indenture, to be dated as of the date hereof, among the Issuer, the Guarantors and the Trustee.

By signing below, the Holders represent that such consent is duly authorized and the signers have the requisite power to enter into this consent on behalf of the Holders. Capitalized terms used, but not defined, in this consent shall have the meaning defined (including by reference) in the Seventh Supplemental Indenture.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed as of the date first above written.

GSMP V INSTITUTIONAL US, LTD.
By: Goldman, Sachs & Co., Duly Authorized

By:
Name:
Title:

GSMP V OFFSHORE US, LTD.
By: Goldman, Sachs & Co., Duly Authorized

By:
Name:
Title:

GSMP V ONSHORE US, LTD.
By: Goldman, Sachs & Co., Duly Authorized

By:
Name:
Title:

[Consent of Holders]

EXHIBIT B

Form of Sticker

[See Attached.]

[Consent of Holders]

UNIVAR INC.

STICKER TO 12% SENIOR SUBORDINATED NOTE DUE 2017

March 27, 2013

This sticker (this “Sticker”) shall become an integral part of the within-referenced 12% Senior Subordinated Note due 2017, No. [        ], issued by Univar Inc., an entity organized under the laws of Delaware (the “Company”), on June 30, 2008, in the original principal amount of [        ] (the “Note”), to which this Sticker is attached, and such Note and this Sticker shall be read and construed as one and the same document. To the extent any provisions of this Sticker conflict with the provisions of the Note, the provisions of this Sticker shall control. Except as expressly modified by this Sticker, all terms of the Note shall remain in full force and effect. Capitalized terms used, but not defined, in this Sticker shall have the meaning defined (including by reference) in the Note.

a)	All references to “12% Senior Subordinated Note due 2015” shall be replaced with references to “10.5% Senior Subordinated Note due 2017.”

b)	All references to “12% Senior Subordinated Notes due 2015” shall be replaced with references to “10.5% Senior Subordinated Notes due 2017.”

c)	All references to “on September 30, 2015” shall be replaced with references to “on September 30, 2017.”

d)	Reference to “Interest Rate: 12% per annum” on the face of the Note shall be replaced with reference to “Interest Rate: 10.5% per annum.”

e)	The second and third paragraph of Section 1 “Principal and Interest” of the reverse of the Note are hereby amended and restated in their entirety to read as follows:

“The Company promises to pay interest on the principal amount of this Security on each interest payment date, as set forth on the face of this Security, at the rate of (i) 12% per annum from the most recent date to which interest has been paid on this Security or the Security surrendered in exchange for this Security or, if no interest has been paid, from the Issue Date to but not including March 27, 2013 and (ii) 10.5% per annum from and including March 27, 2013.

Interest will be payable, in cash, quarterly in arrears (to the holders of record of the Securities at the close of business on the March 15 (or, with respect to the interest payment date occurring on March 31, 2013, March 27), June 15, September 15 and December 15 immediately preceding the interest payment date) on each interest payment date, commencing June 30, 2008.”

f)	Reference to “Required Combined Holders” shall be replaced with reference to “Required Holders” in Section 1 of the reverse of the Note.

g)	The first sentence of the first paragraph of Section 2 “Indentures; Security Guarantee” of the reverse of the Note is hereby amended and restated in its entirety to read as follows:

“This is one of the Securities issued under an Indenture, dated as of October 11, 2007 (as amended by the First Supplemental Indenture, dated as of October 19, 2007, the Second Supplemental Indenture, dated as of September 20, 2010, the Third Supplemental Indenture, dated as of November 15, 2010, the Fourth Supplemental Indenture, dated as of December 20, 2010, the Fifth Supplemental Indenture, dated as of October 1, 2012, the Sixth Supplemental Indenture, dated as of February 4, 2013, the Seventh Supplemental Indenture, dated as of March 27, 2013, and as may be further amended, supplemented or modified from time to time, the “Indenture”), among the Company, the guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee.”

h)	The first paragraph of Section 3 “Redemption and Repurchase; Discharge or Defeasance Prior to Redemption or Maturity” of the reverse of the Note is hereby amended and restated in its entirety to read as follows:

“This Security is subject to optional redemption, and may be the subject of a Repurchase Offer, as further described in the Indenture. Notwithstanding anything in this Note to the contrary, during the period after March 27, 2013 and prior to September 27, 2013, the Securities can only be redeemed at the Issuer’s option at the redemption price equal to the sum of the principal amount of the Securities being redeemed, plus all accrued and unpaid interest thereon, plus the 2013 Applicable Premium. Except for certain required Repurchase Offers, there is no sinking fund or mandatory redemption applicable to this Security”

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed as of the date first written above.

UNIVAR INC.

By:
Name:
Title:

[Signature Page to Note Sticker]

Agreed and acknowledged as of the date first written above:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to Note Sticker]

EXHIBIT C

[FACE OF SECURITY]

UNIVAR INC.

10.5% Senior Subordinated Note Due 2017

[CUSIP] [CINS]

No.                      $

Univar Inc., an entity organized under the laws of Delaware (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                     , or its registered assigns, the principal sum of          DOLLARS ($        ) [or such other amount as indicated on the Schedule of Exchange of Securities attached hereto]1 on September 30, 2017.

Interest Rate: 10.5% per annum.

Interest Payment Dates: March 31, June 30, September 30 and December 31 commencing                     .

Regular Record Dates: March 15, June 15, September 15 and December 15.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1]	For Global Securities only.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date:

UNIVAR INC.

By:
Name:
Title

(Form of Trustee’s Certificate of Authentication)

This is one of the 10.5% Senior Subordinated Notes due 2017 described in the Indenture referred to in this Security.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF SECURITY]

UNIVAR INC.

10.5% Senior Subordinated Note Due 2017

1. Principal and Interest.

The Company promises to pay the principal of this Security on September 30, 2017.

The Company promises to pay interest on the principal amount of this Security on each interest payment date, as set forth on the face of this Security, at the rate of (i) 12% per annum from the most recent date to which interest has been paid on this Security or the Security surrendered in exchange for this Security or, if no interest has been paid, from the Issue Date to but not including March 27, 2013 and (ii) 10.5% per annum from and including March 27, 2013.

Interest will be payable, in cash, quarterly in arrears (to the holders of record of the Securities at the close of business on the March 15 (or, with respect to the interest payment date occurring on March 31, 2013, March 27), June 15, September 15 and December 15 immediately preceding the interest payment date) on each interest payment date, commencing                     .

Interest on this Security will accrue from the most recent date to which interest has been paid on this Security [or the Security surrendered in exchange for this Security]2 (or, if there is no existing default in the payment of interest and if this Security is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date/the date this Security was issued]. Interest will be computed in the basis of a 360-day year of twelve 30-day months. The Issuer will pay all Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in the Registration Rights Agreement.

Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date determined in accordance with the Indenture.

The Company will pay interest on overdue principal, premium, if any, and to the extent lawful, interest at a rate per annum equal to the interest rate otherwise payable on this Security plus 2%, provided that if an Event of Default (other than pursuant to Section 6.01(a)(6)(B)) occurs, the GS Parties constitute the Required Holders, and the GS Parties have made demand therefor, the entire principal amount of the Securities shall bear interest at a rate per annum which is 2% plus the otherwise applicable interest rate from the date of such non-payment until paid in full or the applicable Event of Default has otherwise been cured or waived.

[2]	Include only for Exchange Security.

2. Indenture; Security Guarantee.

This is one of the Securities issued under an Indenture, dated as of October 11, 2007 (as amended by the First Supplemental Indenture, dated as of October 19, 2007, the Second Supplemental Indenture, dated as of September 20, 2010, the Third Supplemental Indenture, dated as of November 15, 2010, the Fourth Supplemental Indenture, dated as of December 20, 2010, the Fifth Supplemental Indenture, dated as of October 1, 2012, the Sixth Supplemental Indenture, dated as of February 4, 2013, the Seventh Supplemental Indenture, dated as of March 27, 2013, and as may be further amended, supplemented or modified from time to time, the “Indenture”), among the Company, the guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and at all times after a TIA Event, those made part of the Indenture by reference to the TIA. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture will control.

The Securities are unsecured senior subordinated obligations of the Company. The Indenture limits the original aggregate principal amount of the Securities to $600,000,000. This Security is guaranteed by the Guarantors as set forth in the Indenture. The guarantees are subordinated as set forth in the Indenture to all Obligations in respect of Senior Debt (including all interest accrued or accruing on Senior Debt after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to the Senior Debt).

3. Redemption and Repurchase; Discharge or Defeasance Prior to Redemption or Maturity.

This Security is subject to optional redemption, and may be the subject of a Repurchase Offer, as further described in the Indenture. Notwithstanding anything in this Note to the contrary, during the period after March 27, 2013 and prior to September 27, 2013, the Securities can only be redeemed at the Issuer’s option at the redemption price equal to the sum of the principal amount of the Securities being redeemed, plus all accrued and unpaid interest thereon, plus the 2013 Applicable Premium. Except for certain required Repurchase Offers, there is no sinking fund or mandatory redemption applicable to this Security.

If the Company deposits with the Trustee money or Government Notes sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Securities to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Securities or may be discharged from certain of its obligations under certain provisions of the Indenture.

4. Subordination.

This Security is subordinated to Senior Debt of the Issuer, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt of the Issuer must be paid before the Securities may be paid. The Issuer agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

5. Registered Form; Denominations; Transfer; Exchange.

The Securities are in registered form without coupons in denominations of $1,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Security or certain portions of a Security.

6. Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable. If a bankruptcy or insolvency default with respect to the Issuer occurs and is continuing, the Securities automatically become due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of remedies.

7. Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Securities may be amended, or and defaults may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency.

8. Authentication.

This Security is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Security.

9. Governing Law.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

10. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED

ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Security occurring prior to                     , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows: ☐

Check One

☐	(1) This Security is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Indenture is being furnished herewith.

☐	(2) This Security is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Indenture is being furnished herewith.

or

☐	(3) This Security is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
Seller

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[3]

By:
To be executed by an executive officer

[3]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Security purchased by the Company pursuant to [Section 3.09] of the Indenture, check the box: ☐

If you wish to have a portion of this Security purchased by the Company pursuant to [Section 3.09] of the Indenture, state the amount (in original principal amount) below:

$ .

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:[4]

[4]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF SECURITIES5

The following exchanges of a part of this Global Security for Certificated Securities or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee

[5]	For Global Securities.